SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 28, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of AK Steel Holding Corporation (the “Company”) recommended, and the Board of Directors of the Company approved, several changes to the composition of the Company’s Senior Management.  These changes resulted from the ongoing review and implementation of the Company’s management development and succession planning program and are intended to continue to position the Company for long-term success.  The changes, all of which became effective as of May 29, 2015, include the promotion of three of the Company’s executive officers and a change in the responsibilities of one executive officer.

The executive officers who received promotions are as follows:

Roger K. Newport NewportW. Reich	Executive Vice President, Finance and Chief Financial Officer

Mr. Newport, age 50, was named Senior Vice President, Finance and Chief Financial Officer in 2014. He was elected Vice President, Finance and Chief Financial Officer in 2012 and Vice President, Business Planning and Development in 2010. He previously was appointed Chief Accounting Officer in 2004 and Controller in 2001.

Kirk W. Reich	Executive Vice President, Manufacturing

 Mr. Reich, age 47, was named Senior Vice President, Manufacturing in 2014. He was elected Vice President, Procurement and Supply Chain Management in 2012 and Vice President, Specialty Operations in May 2010.  He previously was appointed General Manager, Middletown Works, in October 2006.  Prior to that Mr. Reich served in a variety of other capacities with the Company since joining it in 1989.

Keith J. Howell Reich	Senior Vice President, Operations

Mr. Howell, age 49, was named Vice President, Operations in 2012. He was elected Vice President, Carbon Steel Operations in 2010. He previously was appointed Director, Engineering and Raw Materials in 2009.

The officer who has assumed new responsibilities is:

Joseph C. Alter	Vice President, General Counsel and Corporate Secretary

Mr. Alter, age 38, was named Vice President, General Counsel and Chief Compliance Officer in 2014. He was appointed Assistant General Counsel, Corporate, and Chief Compliance Officer in 2012, and was previously named Corporate Counsel and Chief Compliance Officer in 2011. Mr. Alter joined the Company in 2009 as Corporate Counsel.

To reflect their increased levels of responsibility and leadership in the Company, in connection with their promotions Messrs. Newport, Reich and Howell received adjustments to their respective total compensation packages.  Mr. Newport’s base salary was increased to $600,000 and the percentage of his base salary that will be paid upon achievement by the Company of performance goals at the target level under the Company’s annual Management Incentive Plan (“MIP”) and its Long-Term Performance Plan (“LTPP”) was increased to 95%. Mr. Reich’s base salary was increased to $500,000 and the percentage of his base salary that will be paid upon achievement by the Company of performance goals at the target level under the MIP and LTPP was increased to 95%. Mr. Howell’s base salary was increased to $412,500 and the percentage of his base salary that will be paid upon achievement by the Company of performance goals at the target level under the MIP and LTPP was increased to 80%. In addition, pursuant to the terms of the Company’s Stock Incentive Plan (“SIP”), Mr. Newport received grants of 29,200 shares of time-vesting restricted stock and 47,900 stock options, Mr. Reich received grants of 24,300 shares of time-vesting restricted stock and 39,900 stock options, and Mr. Howell received grants of 20,100 shares of time-vesting restricted stock and 32,900 stock options. With respect to the disclosure required pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended, the section of the Company’s 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 13, 2015, entitled “Related Person Transactions” is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On May 29, 2015, in connection with the aforementioned changes to the composition of the Company’s Senior Management discussed under Item 5.02, the Company issued a press release, a copy of which is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on May 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: May 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on May 29, 2015